Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Fourth Quarter and Full Year 2025 Results
PHOENIX, Ariz. – (Business Wire) – February 19, 2026 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ending December 28, 2025.
“Sprouts delivered strong growth in 2025," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "These results were a testament to the strength of our business and our team's commitment to serving our unique target customer. We are committed to helping our customers live and eat better and remain laser focused on executing our strategy in the coming years."
Fourth Quarter Highlights:
•Net sales totaled $2.1 billion; an 8% increase from the same period in 2024
•Comparable store sales growth of 1.6%
•Diluted earnings per share of $0.92; compared to diluted earnings per share of $0.79 in the same period in 2024
•Opened 13 new stores
Full Year Highlights:
•Net sales totaled $8.8 billion; a 14% increase from 2024
•Comparable store sales growth of 7.3%
•Diluted earnings per share of $5.31; compared to diluted earnings per share of $3.75 in 2024
•Opened 37 new stores, resulting in 477 stores in 24 states as of December 28, 2025
Leverage and Liquidity in 2025:
•Ended the year with $257 million in cash and cash equivalents and zero balance on its $600 million revolving credit facility.
•Authorized a new $1 billion share buyback program and repurchased 4.0 million shares of common stock for a total investment of $472 million, excluding excise tax
•Generated cash from operations of $716 million and invested $224 million in capital expenditures, net of landlord reimbursement
First Quarter and Full-Year 2026 Outlook
“While we were pleased with our 2025 results and remain confident in our long-term growth, we expect challenges in 2026, especially in the first half due to strong prior year comparisons and a dynamic macro environment,” said Curtis Valentine, chief financial officer of Sprouts Farmers Market.

The following provides information on our first quarter 2026 outlook.
•Comparable store sales growth: -3% to -1%

•Diluted earnings per share: $1.66 to $1.70
The Company notes the fiscal year 2026 will be a 53-week year, with the extra week falling in the fourth quarter. We estimate the impact from the 53rd week to be approximately $200 million in sales, $28 million in income before interest and taxes, and $0.21 in diluted earnings per share.
The following provides information on our full-year 2026 outlook (on a 52 week basis):
•Net sales growth: 4.5% to 6.5%
•Comparable store sales growth: -1% to 1%
•EBIT: $675 million to $695 million
•Diluted earnings per share: $5.28 to $5.44
•Unit growth: 40+ new stores
•Capital expenditures (net of landlord reimbursements): $280 million to $310 million
Fourth Quarter and Full Year 2025 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Thursday, February 19, 2026, during which Sprouts executives will further discuss fourth quarter and full year 2025 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on February 19, 2026. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; general economic conditions that impact consumer spending or result in competitive responses; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile
Sprouts Farmers Market is one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States. Sprouts helps people live and eat better with fresh produce at the heart of the store and delicious discoveries for every dietary lifestyle. Always foraging for what’s fresh and innovative, Sprouts offers a carefully curated assortment of products that inspire wellness naturally, including organic, gluten-free, plant-based and non-GMO favorites. Headquartered in Phoenix, AZ, Sprouts employs more than 36,000 team members and operates more than 480 stores in 25 states nationwide. To learn more about Sprouts and the role it plays in its communities, visit sprouts.com/about.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks ended		Fifty-Two Weeks ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net sales	$2,148,691	$1,996,228	$8,806,159	$7,719,290
Cost of sales	1,332,316	1,236,338	5,389,770	4,777,799
Gross profit	816,375	759,890	3,416,389	2,941,491
Selling, general and administrative expenses	653,005	614,880	2,574,687	2,291,350
Depreciation and amortization (exclusive of depreciation included in cost of sales)	39,402	34,619	149,969	132,748
Store closure and other costs, net	896	3,928	5,575	12,896
Income from operations	123,072	106,463	686,158	504,497
Interest income, net	(581)	(1,819)	(2,626)	(2,201)
Income before income taxes	123,653	108,282	688,784	506,698
Income tax provision	33,828	28,680	165,114	126,097
Net income	$89,825	$79,602	$523,670	$380,601
Net income per share:
Basic	$0.93	$0.80	$5.36	$3.79
Diluted	$0.92	$0.79	$5.31	$3.75
Weighted average shares outstanding:
Basic	96,681	99,820	97,687	100,363
Diluted	97,536	101,020	98,704	101,379

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$257,282	$265,159
Accounts receivable, net	65,221	30,901
Inventories	427,095	343,329
Prepaid expenses and other current assets	60,306	36,131
Total current assets	809,904	675,520
Property and equipment, net of accumulated depreciation	1,085,356	895,189
Operating lease assets, net	1,652,732	1,466,903
Intangible assets	208,215	208,094
Goodwill	381,750	381,750
Other assets	20,692	13,243
Total assets	$4,158,649	$3,640,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$291,033	$213,414
Accrued liabilities	304,419	216,842
Accrued salaries and benefits	96,017	97,991
Current portion of operating lease liabilities	177,263	150,400
Current portion of finance lease and other finance obligations	2,071	1,321
Total current liabilities	870,803	679,968
Long-term operating lease liabilities	1,682,425	1,520,272
Long-term debt and other finance obligations	81,585	7,248
Other long-term liabilities	40,283	38,259
Deferred income tax liability	80,479	73,059
Total liabilities	2,755,575	2,318,806
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 95,926,024 shares issued and outstanding, December 28, 2025; 99,255,036 shares issued and outstanding, December 29, 2024	96	99
Additional paid-in capital	841,848	808,140
Retained earnings	561,130	513,654
Total stockholders’ equity	1,403,074	1,321,893
Total liabilities and stockholders’ equity	$4,158,649	$3,640,699

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fifty-Two Weeks ended
	December 28, 2025	December 29, 2024
Operating activities
Net income	$523,670	$380,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	157,722	140,164
Operating lease asset amortization	146,599	133,923
Impairment of assets	—	406
Share-based compensation	31,103	28,417
Deferred income taxes	7,420	10,691
Other non-cash items	4,722	5,610
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	27,216	30,007
Inventories	(83,766)	(20,131)
Prepaid expenses and other current assets	36,672	11,903
Other assets	(5,433)	(45)
Accounts payable	11,198	27,986
Accrued liabilities	25,246	39,305
Accrued salaries and benefits	(1,975)	23,240
Operating lease liabilities	(166,206)	(168,538)
Other long-term liabilities	1,810	1,675
Cash flows from operating activities	715,998	645,214
Investing activities
Purchases of property and equipment	(248,267)	(230,375)
Cash flows used in investing activities	(248,267)	(230,375)
Financing activities
Payments on revolving credit facilities	—	(125,000)
Payments on finance lease liabilities	(1,017)	(1,148)
Payments of deferred financing costs	(1,622)	—
Repurchase of common stock	(471,926)	(228,472)
Payments of excise tax on repurchases of common stock	(2,091)	(1,766)
Proceeds from exercise of stock options	2,606	4,890
Cash flows used in financing activities	(474,050)	(351,496)
(Decrease)/Increase in cash, cash equivalents, and restricted cash	(6,319)	63,343
Cash, cash equivalents, and restricted cash at beginning of the period	267,213	203,870
Cash, cash equivalents, and restricted cash at the end of the period	$260,894	$267,213

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. The company defines EBIT as net income before interest expense and provision for income tax.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of EBIT and EBITDA to net income for the thirteen and fifty-two weeks ended December 28, 2025 and December 29, 2024:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks ended		Fifty-Two Weeks ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net income	$89,825	$79,602	$523,670	$380,601
Income tax provision	33,828	28,680	165,114	126,097
Interest income, net	(581)	(1,819)	(2,626)	(2,201)
Earnings before interest and taxes (EBIT)	123,072	106,463	686,158	504,497
Depreciation, amortization and accretion	41,719	36,283	157,722	140,164
EBITDA	$164,791	$142,746	$843,880	$644,661
###
Source: Sprouts Farmers Market, Inc
Phoenix, AZ
2/19/26